Exhibit 10.1

AMENDMENT NO. 1 TO SECURITIES TRANSFER AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES TRANSFER AGREEMENT (this “Amendment”) is dated as of June 24, 2025, by and among Intelligent Hotel Group Ltd. (previously known as YCQH Agricultural Technology Co. Ltd) (the “Company”), WANG Min (the “Seller”), a shareholder of the Company, and YIN Yixuan (the “Buyer”), and amends that certain Securities Transfer Agreement, dated as of November 30, 2024 (the “Securities Transfer Agreement”), by and among the Company, the Seller and the Buyer. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Securities Transfer Agreement.

WHEREAS, the Parties desire to amend certain provisions of the Securities Transfer Agreement pursuant to Section 10 thereof.

NOW, THEREFORE, in consideration of the covenants and agreements contained therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, hereto agree as follows:

ARTICLE I

Amendments

SECTION 1 Amendments. As of the Effective Time (as defined herein):

(a) The following definitions in Section 1 of the Securities Transfer Agreement are hereby deleted in their entirety and replaced with the following:

“Closing Date” means the date and time at which each respective Closing is held. The First Closing Date is November 30th, 2024, and the Second Closing Date is December 20th, 2024. Any subsequent Closing Date(s), including the Third Closing Date if applicable, shall be determined by mutual written agreement of the Parties in accordance with Exhibit B attached hereto, provided that no Closing shall occur later than November 30th, 2025, unless otherwise mutually agreed by the Parties in written.

“Purchased Stocks” means up to 47,000,000 Common Stocks of the Company in total, consisting of 12,314,543 Common Stocks to be sold at the first Closing, 25,655,298 Common Stocks to be sold at the second Closing, and up to 9,030,159 Common Stocks to be sold at one or more subsequent Closings as may be mutually agreed by the Parties in writing and documented in accordance with Exhibit B;

(b) Section 2.1 of the Securities Transfer Agreement is hereby deleted in its entirety and replaced with the following:

Seller hereby agrees to transfer and sell to the Buyer, and the Buyer hereby agrees to purchase from the Seller, as of the Effective Date, the Purchased Stocks in accordance with Exhibit A attached hereto at a price per share of approximately US$0.0069. The Purchased Stocks will be sold in three or more separate batches at its respective Closing, as follows: (a) 12,314,543 Common Stocks to be sold and purchased at the First Closing for a purchase price of CNY600,000 (approximately US$84,507); (b) 25,655,298 Common Stocks to be sold and purchased at the Second Closing for a purchase price of CNY1,250,000 (approximately US$176,056); and (c) up to 9,030,159 Common Stocks to be sold and purchased in one or more subsequent Closings for a total purchase price of up to US$61,972 or its equivalent in Chinese Yuan.

(c) Section 8.2 of the Securities Transfer Agreement is hereby deleted in its entirety and replaced with the following:

Stock Transfer. At each Closing, the Seller shall (a) deliver to the Buyer, or to one or more accounts designated in writing by the Buyer, the original stock certificate(s) (if any) representing the Purchased Stocks, or (b) initiate an electronic transfer of the Purchased Stocks to the Buyer, or to such designated account(s). The Buyer shall provide any such designation in writing including through Exhibit C attached hereto. Upon confirmation of the transfer, the Company shall record the transfer in its books and update its records accordingly.

(d) Exhibit A of the Securities Transfer Agreement is hereby deleted in its entirety and replaced with the following:

Name of Buyer	Number of Common Stocks transferred from the Seller		Purchase Price to the Seller
Yixuan Yin		47,000,000		$322,535	(1)
	$	Total: 47,000,000	$	Total: 322,535	(1)

(1) The U.S. dollar amount is approximate and is based on an exchange rate of approximately 1 USD = 7.10 CNY. The actual amounts paid are in Chinese Yuan (CNY) and/or U.S. dollors.

(e) The following Exhibit B is hereby incorporated into the Securities Transfer Agreement as part of this Amendment:

Pursuant to Section 1 of the Securities Transfer Agreement, dated as of November 30, 2024, by and among the Company, the Seller and the Buyer, the Parties hereby agree that the __________ Closing Date shall be ______________________.

(f) The following Exhibit C is hereby incorporated into the Securities Transfer Agreement as part of this Amendment:

Pursuant to the Securities Transfer Agreement, dated as of November 30, 2024, by and among the Company, the Seller and the Buyer, the Buyer hereby designates the following account(s) for receipt of the Purchased Stocks at each applicable Closing:

Recipient Name:
Broker/Custodian Name (if applicable):
Account Number:
DTC Participant No. (if applicable):
Contact Email/Phone:

ARTICLE II
MISCELLANEOUS

SECTION 2.1 Acknowledgement; Ratification of Obligations. The Parties hereby confirm and agree that, except as set forth in Article I above, (i) the Securities Transfer Agreement and each other Transaction Document executed in connection with the transactions contemplated hereunder, as amended (“Transaction Document”), are, and shall continue to be, in full force and effect, constitute legal and binding obligations of all parties thereto in accordance with its terms and are hereby ratified and confirmed in all respects, and (ii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Parties under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document. This Amendment forms an integral and inseparable part of the Securities Transfer Agreement.

SECTION 2.2 Disclosure of Transactions. The Company shall timely file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Amendment in the form required by the Exchange Act and attaching the form of the Amendments as an exhibit to such filing (including all attachments, the “8-K Filing”).

SECTION 2.3 Effectiveness. Article I of this Amendment shall become effective on June 24, 2025 (the “Effective Time”).

SECTION 2.4 References. As of the Effective Time, all references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Securities Transfer Agreement and the other Transaction Document shall refer to the Securities Transfer Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Securities Transfer Agreement (as amended hereby) and references in the Securities Transfer Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to November 30, 2024.

SECTION 2.5. Amendment. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Notwithstanding anything herein or in the Securities Transfer Agreement to the contrary, this Amendment shall not be amended, modified or waived except pursuant to a written instrument signed by the Parties.

SECTION 2.6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the Effective Time.

THE COMPANY

Intelligent Hotel Group Ltd.

By:
Name:	YIN, Yixuan
Title:	Chief Executive Officer and Director

SELLER

Name:	WANG, Min

BUYER

Name:	YIN, Yixuan

[Signature Page to Amendment]